SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2012

CRAFT BREWERS ALLIANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2011, Craft Brewers Alliance, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results and giving certain financial outlook information for fiscal year 2011. The Press Release was included as Exhibit 99.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011.  The Company hereby reaffirms the following guidance for fiscal year 2011 previously disclosed in the section of the Press Release entitled “Financial Outlook:”

•	Depletion growth of 5.5% to 6.0%. We expect some moderation in depletion growth in the fourth quarter as a result of pricing actions in key markets.
•	Sales growth in the range of 11% to 12%.
•	Gross margin rate ranging from 30% to 31%.
•	SG&A of $39 to $40 million as a result of our concerted sales and marketing investment initiatives.
•	Earnings per share ranging from $0.49 to $0.51.
•	Adjusted earnings per share ranging from $0.15 to $0.17, excluding the one-time gain on sale of Fulton Street Brewery, LLC, of $0.34 per share.
•	Capital expenditures of approximately $8.0 to $8.5 million reflective of investments in capacity, efficiency, quality and cooperage projects to support 2012 growth.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREWERS ALLIANCE, INC.

Dated: January 10, 2012	By:	/s/ Mark D. Moreland
Mark D. Moreland
Chief Financial Officer and Treasurer

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